EXHIBIT 99.1

EXPLANATION OF RESPONSES
(1)
Represents restricted stock units (''RSUs'') that vest in full on the earlier of June 22, 2024 and the date of the next annual meeting of nCino, Inc.’s (the “Issuer”) stockholders, subject to the reporting person's continued service through the applicable vesting date. These RSUs fully vest upon a change in control of the Issuer.

(2)
10,310,944 shares of common stock of the Issuer (“Shares” and each, a “Share”) are held of record by Insight Venture Partners IX, L.P. (“IVP IX”), 5,123,257 Shares are held of record by Insight Venture Partners (Cayman) IX, L.P. (“IVP Cayman IX”), 1,092,443 Shares are held of record by Insight Venture Partners (Delaware) IX, L.P. (“IVP Delaware IX”) and 205,816 Shares are held of record by Insight Venture Partners IX (Co-Investors), L.P. (“IVP Co-Investors IX” and, together with IVP IX, IVP Cayman IX and IVP Delaware IX, “Fund IX”). 4,190,253 Shares are held of record by Insight Venture Partners Growth-Buyout Coinvestment Fund, L.P. (“IVP GBCF”), 3,368,720 Shares are held of record by Insight Venture Partners Growth-Buyout Coinvestment Fund (Cayman), L.P. (“IVP GBCF Cayman”), 3,097,549 Shares are held of record by Insight Venture Partners Growth-Buyout Coinvestment Fund (Delaware), L.P. (“IVP GBCF Delaware”) and 3,812,367 Shares are held of record by Insight Venture Partners Growth-Buyout Coinvestment Fund (B), L.P. (“IVP GBCF (B)” and, together with IVP GBCF, IVP GBCF Cayman and IVP GBCF Delaware, “GBCF”). 2,217,791 Shares are held of record by Insight SN Holdings, LLC (“Fund X HoldCo 1”), 1,827,484 Shares are held of record by Insight SN Holdings 2, LLC (“Fund X HoldCo 2” and, together with Fund X HoldCo 1, the “Fund X HoldCos”), 3,240,081 Shares are held of record by Insight Venture Partners (Cayman) X, L.P. (“IVP Cayman X”) and 626,762 Shares are held of record by Insight Venture Partners (Delaware) X, L.P. (“IVP Delaware X” and, together with the Fund X HoldCos and IVP Cayman X, “Fund X”). 9,547 Shares are held of record by IVP (Venice), L.P. (“Venice” and, together with Fund IX, GBCF and Fund X, the “Funds”).

(3)
These Shares are indicated as indirectly owned by the reporting person because the reporting person is a member of the board of managers of Insight Holdings Group, LLC (“Holdings”), Holdings is the sole shareholder of each of Insight Venture Associates IX, Ltd. (“IVA IX Ltd”), Insight Venture Associates Growth-Buyout Coinvestment, Ltd. (“IVA GBCF Ltd”) and Insight Venture Associates X, Ltd. (“IVA X Ltd”), IVA IX Ltd is the general partner of Insight Venture Associates IX, L.P. (“IVA IX LP”), IVA GBCF Ltd is the general partner of Insight Venture Associates Growth-Buyout Coinvestment, L.P. (“IVA GBCF LP”) and IVA X Ltd is the general partner of Insight Venture Associates X, L.P. (“IVA X LP”) and the managing member of IVP GP (Venice), LLC (“Venice GP”), and, in turn, IVA IX LP is the general partner of Fund IX, IVA GBCF LP is the general partner of GBCF, IVA X LP is the general partner of each of Insight Venture Partners X, L.P. (“IVP X”), IVP Cayman X, IVP Delaware X and Insight Venture Partners X (Co-Investors), L.P. (“IVP Co-Investors X”), and IVP X and IVP Co-Investors X are the sole members of each of the Fund X HoldCos, and Venice GP is the general partner of Venice, and the reporting person therefore may be deemed to share voting and dispositive power over such Shares. The reporting person disclaims beneficial ownership of all Shares held of record by each of the Funds, except to the extent of his pecuniary interest therein.

(4)
1,144 Shares are held of record by JPH DE Trust Holdings LLC and 17,960 Shares are held of record by JPH Private Investments LLC. The reporting person controls JPH DE Trust Holdings LLC and JPH Private Investments LLC. By reason of the provisions of Rule 16a-1 under the Securities Exchange Act of 1934, as amended, the reporting person may be deemed to be the beneficial owner of the Shares held of record by JPH DE Trust Holdings LLC and JPH Private Investments LLC.